Exhibit 99

NEWS
FOR IMMEDIATE RELEASE
Contacts:
Greg Burns                John Griek
Media Relations                Investor Relations
(847) 402-5600                (847) 402-2800

Allstate Announces June and Second Quarter 2019 Catastrophe Loss Estimates

NORTHBROOK, Ill., July 18, 2019 – The Allstate Corporation (NYSE: ALL) today announced estimated catastrophe losses for the month of June 2019 of $309 million, pre-tax ($244 million, after-tax). Catastrophe losses occurring in June comprised 16 events at an estimated cost of $311 million, pre-tax ($246 million, after-tax), partially offset by favorable reserve reestimates of prior period catastrophe losses. Four severe wind and hail weather events, primarily impacting Texas, accounted for approximately 60% of June estimated catastrophe losses.
Allstate previously announced $763 million, pre-tax ($603 million, after-tax), in estimated catastrophe losses for the months of April and May 2019, bringing estimated catastrophe losses for the second quarter 2019 to $1.07 billion, pre-tax ($847 million, after-tax).

Financial information, including material announcements about The Allstate Corporation, is routinely posted on www.allstateinvestors.com.

Forward-Looking Statements
This news release contains “forward-looking statements” that anticipate results based on our estimates, assumptions and plans that are subject to uncertainty. These statements are made subject to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements do not relate strictly to historical or current facts and may be identified by their use of words like “plans,” “seeks,” “expects,” “will,” “should,” “anticipates,” “estimates,” “intends,” “believes,” “likely,” “targets” and other words with similar meanings. We believe these statements are based on reasonable estimates, assumptions and plans. However, if the estimates, assumptions or plans underlying the forward-looking statements prove inaccurate or if other risks or uncertainties arise, actual results could differ materially from those communicated in these forward-looking statements. Factors that could cause actual results to differ materially from those expressed in, or implied by, the forward-looking statements may be found in our filings with the U.S. Securities and Exchange Commission, including the “Risk Factors” section in our most recent annual report on Form 10-K. Forward-looking statements are as of the date on which they are made, and we assume no obligation to update or revise any forward-looking statement.
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